UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 24, 2013

 LEO MOTORS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53525	95-3909667
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

291-1, Hasangok-dong
Hanam City, Gyeonggi-do
Republic of Korea	465-250
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 24, 2013, Ho Seok (Bruce) Lee has resigned his position as Leo Motors Inc.’s (the “Company”) Chief Financial Officer and as a director serving on the Company’s Board of Directors.  Mr. Lee's resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Also on July 24, 2013, the Board of Directors of the Company appointed Thomas Cheong as the new Chief Financial Officer and as a member of the Board of Directors of the Company.

Mr. Cheong has a broad spectrum of experiences including management, finance, marketing, international sales with a strong background in IT. Prior to his positions with the Company, he spent the past eleven years in key management positions at RNTS Media, Unitech, CCMedia, Netpia, CKGlobal, FineFuture and HackersLab in Korea.  He holds a Bachelor of Science in Computer Science from McMaster University, Canada, and Master of International Business Studies from University of South Carolina.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEO MOTORS, INC. (Registrant)

Dated: August 6, 2013	By: \s\Jun Heng Park
Jun Heng Park
Chief Executive Officer